UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  June 6, 2005 (June 1, 2005)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Suite 100
Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

≅   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

≅   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

≅   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

≅   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.        Entry into a Material Definitive Agreement.

            Effective June 1, 2005, the compensation committee of the board of directors of Seitel, Inc. (the "Company"), waived forfeiture on 15,757 of the 23,821 unvested restricted shares of the Company's common stock previously awarded to Mr. Robert Kelley, in connection with Mr. Kelley's resignation from the board.  Under the terms of the Restricted Stock Agreements dated effective July 21, 2004 and January 3, 2005, between the Company and Mr. Kelley, Mr. Kelley would forfeit his unvested restricted shares in connection with resignation from the board unless the compensation committee waived forfeiture on any or all of such unvested restricted shares.  The waiver of forfeiture relates to 7,692 shares granted to Mr. Kelley in July 2004 as inducement to join the board, and 8,065 shares granted to Mr. Kelley in January 2005 as part of his standard annual director compensation.

Section 5 - Corporate Governance and Management

Item 5.02.        Departure of Directors or Principal Officers.

Mr. Robert Kelley resigned as a director of the Company, effective June 1, 2005.  Mr. Kelley was Seitel's lead director, served on the compensation committee and as the chairman of the audit committee, and was qualified as an audit committee financial expert within the meaning of the applicable Securities and Exchange Commission regulation.   Mr. Kelley resigned to pursue outside interests.  A copy of the press release announcing the resignation of Mr. Kelley is attached as Exhibit 99.1 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits

            (a)        Financial Statements of Businesses Acquired.

                        None.

            (b)        Pro Forma Financial Information.

                        None.

            (c)        Exhibits.

                        99.1     Press Release dated June 6, 2005.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 6, 2005                                                SEITEL, INC.

                                                                              By:  /s/ Robert D. Monson

                                                                                    Robert D. Monson

                                                                                    President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 6, 2005.